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                                                                   EXHIBIT 23.1


                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Community Financial Corporation 1994 Stock Option Plan assumed by Alabama National BanCorporation of our report dated February 29, 1996, with respect to the 1995 consolidated financial statements of Alabama National BanCorporation (not presented separately in the 1996 Annual Report on Form 10-K) which report is included in Alabama National BanCorporation's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Birmingham, Alabama
January 5, 1999